SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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APPLIED MICROSYSTEMS CORPORATION

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APPLIED MICROSYSTEMS CORPORATION

6244 – 185th Avenue NE
Building C, Suite 201
Redmond, WA 98052

March      , 2003

To the Shareholders of Applied Microsystems Corporation (“Applied”):

      A special meeting of shareholders of Applied will be held on Wednesday, April 30, 2003, at 10:00 a.m., local time, at the offices of the company’s legal counsel, Gray Cary Ware & Freidenrich LLP, at 701 Fifth Avenue, Suite 7000, Seattle, WA 98104.

      You are being asked to consider a proposal of great importance — the liquidation of the company’s assets and the voluntary dissolution of Applied pursuant to a plan of complete liquidation and dissolution (the “Plan of Dissolution”).

      The board of directors has approved the Plan of Dissolution and, as required by Washington law, is submitting the Plan of Dissolution to our shareholders for approval. If the Plan of Dissolution is adopted, the company’s assets, subject to existing liabilities, may be transferred to a liquidating trust for the purpose of collecting and disposing of the company’s assets, paying off and discharging liabilities, and distributing the net proceeds to our shareholders.

      Each of the members of the board of directors recommends approval of this proposal. The formal Notice of Meeting and Proxy Statement appear on the following pages and contain a detailed discussion of the proposal. We urge you to read carefully the description of the proposal in the Proxy Statement.

      We hope you can attend the meeting. However, whether or not you plan to attend, please complete, sign, date and return the accompanying proxy card as soon as possible in the enclosed envelope. If you attend the meeting, you may revoke your proxy if you wish and vote personally. The proposal to adopt the Plan of Dissolution requires the approval of the holders of at least a majority of all shares entitled to vote. Therefore, it is very important that your shares be represented.

Sincerely,

ROBERT C. BATEMAN
Secretary

QUESTIONS AND ANSWERS ABOUT THE PROPOSAL
SUMMARY
The Company
Applied Microsystems Corporation
The Special Meeting
Date, Place And Time
Record Date
Purpose
Voting
The Plan of Dissolution
Effect of Plan of Dissolution
Reasons for Liquidating and Dissolving Applied
Tax Consequences
Board Of Directors Recommendation
Dissenters’ Rights
PROPOSAL TO APPROVE THE PLAN OF DISSOLUTION
General Overview
Company Background
The Business of Libra Networks
Libra’s Competition
Distributions to Shareholders Upon Liquidation and Dissolution
Federal Income Tax Consequences
Regulatory Approvals
Selected Historical Financial Data
Unaudited Pro Forma Financial Data
Comparative Per Share Data
Market for Common Stock
Dividend Information
PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
The Terms of the Plan of Dissolution
Sale of Libra Networks Assets
Powers of Applied Following Dissolution
Estimated Amount Available for Distribution to Shareholders
Requirements Regarding Approval By Shareholders
Certain Federal Income Tax Consequences
Tax Consequences to the Company
Tax Consequences to Shareholders
Tax Consequences Relating to Liquidating Trust
Financial Accounting Treatment
Reporting of Liquidating Distributions
Dissenters’ and Appraisal Rights
Cessation of Trading of Applied Common Stock
Recommendation of Board of Directors
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
Risks Related to the Plan of Dissolution
Risks Related to Applied’s Continuing Business Operations
THE SPECIAL MEETING
Proxy Statement
Date, Place and Time of the Special Meeting
Record Date and Shares Entitled to Vote
Matter To Be Considered at the Special Meeting
Voting of Proxies
Solicitation of Proxies
Vote Required
Abstentions and Broker Non-Votes
Voting of and Revocation of Proxies
Dissenters’ Rights to Appraisal
Board Recommendation
BENEFICIAL OWNERSHIP Stock Ownership of Certain Beneficial Owners and Management
INDEPENDENT PUBLIC ACCOUNTANTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WHO CAN HELP ANSWER YOUR QUESTIONS
OTHER MATTERS

APPLIED MICROSYSTEMS CORPORATION

6244 – 185th Avenue NE
Building C, Suite 201
Redmond, WA 98052

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 30, 2003

To the Shareholders of Applied Microsystems Corporation:

      NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of shareholders of Applied Microsystems Corporation, a Washington corporation (“Applied,” or the “company” will be held at the offices of the company’s legal counsel, Gray Cary Ware & Freidenrich LLP, at 701 Fifth Avenue, Suite 7000, Seattle, WA 98104, on Wednesday, April 30, 2003, at 10:00 a.m., local time, for the following purpose:

1. To consider the advisability of a proposal to voluntarily dissolve the company, and to authorize, approve and adopt the Plan of Complete Liquidation and Dissolution of Applied, which contemplates the sale of the Libra Networks technology and assets, substantially in the form of Annex A to the accompanying proxy statement, and such further actions as may be necessary or desirable to consummate such transaction.

      The foregoing matters are described in more detail in the enclosed proxy statement. The company’s board of directors has fixed the close of business on March 21, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjustment or postponement thereof. Only shareholders of record at the close of business on March 21, 2003 will be entitled to notice of, and to vote at, the special meeting.

By order of the board of directors

ROBERT C. BATEMAN,
Secretary

Redmond, Washington

March      , 2003

YOUR VOTE IS IMPORTANT!

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

APPLIED MICROSYSTEMS CORPORATION

6244 – 185th Avenue NE
Building C, Suite 201
Redmond, WA 98052

PROXY STATEMENT

FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 30, 2003

       This proxy statement is being furnished to shareholders of Applied Microsystems Corporation in connection with the solicitation of proxies on behalf of the company’s board of directors to be used at a special meeting to be held April 30, 2003 at 10:00 a.m., local time at the offices of the company’s legal counsel, Gray Cary Ware & Freidenrich LLP, at 701 Fifth Avenue, Suite 7000, Seattle, WA 98104 and any adjournments or postponements thereof for the purpose set forth herein and in the accompanying Notice of Special Meeting.

      As used in this proxy statement, unless the context otherwise requires, the terms “we,” “us,” “our,” “the company,” and “Applied” refer to Applied Microsystems Corporation, a Washington corporation, and its subsidiaries.

      This proxy statement and the accompanying proxy card are first being mailed to all shareholders entitled to vote at the special meeting on or about March 26, 2003.

      Only shareholders of record as of the close of business on March 21, 2003 are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. At the close of business on the record date, there were                      shares of our common stock outstanding. Each share is entitled to one vote. Shares cannot be voted at the special meeting unless the holder thereof is present or represented by proxy.

      ANY SHAREHOLDER EXECUTING THE ACCOMPANYING PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. SUCH REVOCATION MAY BE MADE IN PERSON AT THE SPECIAL MEETING OR BY WRITTEN NOTIFICATION TO THE SECRETARY OF THE COMPANY. EVERY PROPERLY SIGNED PROXY WILL BE VOTED, UNLESS PREVIOUSLY REVOKED, IF THE PROXY IS RETURNED TO THE COMPANY PROPERLY EXECUTED AND IN SUFFICIENT TIME TO PERMIT THE NECESSARY EXAMINATION AND TABULATION BEFORE A VOTE IS TAKEN.

QUESTIONS AND ANSWERS ABOUT THE PROPOSAL

Q:	What is the purpose of the special meeting?

A:	At the special meeting, shareholders will consider and vote on a proposal to approve the Plan of Complete Liquidation and Dissolution of the company (the “Plan of Dissolution”) attached as Annex A.

Q:	Why has the board of directors recommended the Plan of Dissolution?

A:	Our board of directors has determined that it would not be advisable to continue to operate the company in light of the sale of our embedded systems development tools business in November 2002, our limited cash resources, the unsatisfactory results of our efforts to obtain financing for continued development of our Libra Networks business, and our belief that continued expenditure of our limited resources on development of our Libra Networks business could result in a return to our shareholders of less value than they would receive in a liquidation at this time. Additionally, our board of directors has concluded that it is unlikely that we would receive, within a reasonable period of time, any superior offer to engage in an alternative transaction for the sale of the Libra Networks business. Accordingly, on December 13, 2002, our board of directors approved resolutions directing management to develop a plan of complete liquidation and dissolution to submit to shareholders for their approval and to begin the process of winding down the company’s operations, and on March 10, 2003 our board of directors approved the Plan of Dissolution and authorized and directed management to seek shareholder approval for the Plan of Dissolution. See “Proposal to Approve the Plan of Dissolution — Background and Reasons for the Proposed Liquidation and Dissolution.”

Q:	What will happen if the Plan of Dissolution is approved?

A:	If the Plan of Dissolution is approved by Applied’s shareholders, we will take the following actions:

•	file articles of dissolution with the Secretary of State of the State of Washington;

•	conduct business operations only to the extent necessary to wind up our business affairs;

•	attempt to sell the Libra Networks technology and assets;

•	attempt to convert all of our remaining assets into cash or cash equivalents in an orderly fashion;

•	pay or adequately provide for the payment of all of our known obligations and liabilities;

•	attempt to negotiate a settlement and termination of certain contractual indemnification periods pursuant to the sale of our embedded systems development tools business to Metrowerks;

•	establish a contingency reserve designed to satisfy any additional unknown or contingent liabilities or acquire insurance to protect us and our shareholders against such liabilities; and

•	distribute pro rata in one or more liquidating distributions to or for the benefit of our shareholders the cash or cash equivalents obtained from the conversion of all of our remaining assets.

See “Plan of Complete Liquidation and Dissolution — The Terms of the Plan of Dissolution.”

Q:	What will happen if the Plan of Dissolution is not approved?

A:	If the Plan of Dissolution is not authorized and approved by the shareholders, our board of directors will continue to manage the company as a publicly owned entity and will explore what, if any, alternatives are then available for the future of our business. Our board of directors has already drastically reduced our employee headcount in an effort to minimize consumption of our cash resources, so continued efforts to develop the Libra Networks technology and business are unlikely in any event.

Q:	When will shareholders receive payment of any available liquidation proceeds?

A:	We are currently unable to predict the precise timing of any distributions pursuant to the Plan of Dissolution. The timing of any distributions will be determined by our board of directors and will depend in part upon our ability to convert our remaining assets into cash and pay and settle our remaining liabilities and obligations, including indemnification obligations and contingent claims. We anticipate that an initial distribution of proceeds may be made to shareholders in late 2003. Thereafter, as we liquidate our remaining assets and properties, we will distribute available liquidation proceeds, if any, to shareholders as the board of directors deems appropriate and consistent with the legal rights of creditors and other third parties. The existence of contingent or presently unknown claims could delay the making of any distributions in connection with the Plan of Dissolution. See “Proposal to Approve the Plan of Dissolution — Distributions to Shareholders Upon Liquidation and Dissolution.”

Q:	What will shareholders receive in the liquidation?

A:	Pursuant to the Plan of Dissolution, we intend to liquidate all of our assets, and distribute the cash proceeds to our shareholders. Because of the uncertainties as to the precise net realizable value of our assets that we have not yet sold, it is impossible to predict the aggregate net value which will ultimately be available for distribution to our shareholders. In addition, we may incur additional liabilities arising out of indemnification obligations or presently unknown claims that are not yet reflected as liabilities on our balance sheet. If we receive the amount of net realizable value upon the sale of our assets that we currently anticipate, and if we incur no additional liabilities, based upon information presently available to us, we believe that shareholders could receive as much as $0.10 per share of liquidation distributions over time. However, the sale of our non-cash assets could yield less than we expect, we may incur additional liabilities, or the settlement of our existing liabilities (including indemnification obligations and unknown claims) may cost more than we anticipate, any of which could result in a substantially lower distribution to our shareholders. It is possible that additional liabilities might arise that would be greater than the value of our liquidated assets, leaving no net assets remaining available for distribution to our shareholders. See “Proposal to Approve the Plan of Dissolution — Distributions to Shareholders Upon Liquidation and Dissolution.”

Q:	Can I still sell my shares?

A:	Yes, you may sell your shares at this time in accordance with the rules and regulations of the OTC Bulletin Board. However, if the Plan of Dissolution is approved by the shareholders, the board of directors, in its absolute discretion, may direct that our stock transfer books be closed and recording of transfers of common stock discontinued as of (a) the close of business on the record date fixed by the board of directors for the first or any subsequent installment of any liquidating distribution to shareholders, (b) the close of business on the date on which our remaining assets are transferred to a liquidating trust, or (c) the date on which we file articles of dissolution with the State of Washington; thereafter, certificates representing shares of common stock will not be assignable or transferable on the books of the company except by will, intestate succession or operation of law. See “Plan of Complete Liquidation and Dissolution — The Terms of the Plan of Dissolution.”

Q:	What are the federal income tax consequences of the liquidation?

A:	Generally, as a result of the liquidation of our assets, for federal income tax purposes shareholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the aggregate fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of our capital stock. A shareholder’s tax basis in his or her shares will depend upon various factors, including the shareholder’s cost and the amount and nature of any distributions received with respect thereto. Any loss will generally be recognized only when the final distribution from us has been received, which may be as long as three years after the date that the Plan of Dissolution is adopted. See “Plan of Complete Liquidation and Dissolution — Certain Federal Income Tax Consequences.”

Tax consequences to shareholders may differ depending on their circumstances. You should consult your tax advisor as to the tax effect of your particular circumstances.

Q:	Who is entitled to vote?

A:	The record date for the special meeting is March 21, 2003. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the special meeting. At the close of business on the record date there were shares of our common stock outstanding. Except as otherwise required by law, the holders of shares of our common stock vote together as a single class on all matters presented to the shareholders. Each registered holder of common stock of record at the close of business on March 21, 2003 is entitled to one vote per share on each matter to be voted on at the special meeting.

Q:	How many votes are required to authorize and approve the Plan of Dissolution?

A:	The authorization and approval of the Plan of Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Members of our board of directors and our executive officers who hold (or are deemed to hold) as of March 21, 2003 an aggregate of shares of common stock (approximately % of the outstanding shares of common stock as of the record date) have indicated that they will vote for the authorization and approval of the Plan of Dissolution.

Q:	How does the board of directors recommend I vote on the Plan of Dissolution?

A:	Our board of directors recommends that you vote “FOR” the authorization, approval and adoption of the Plan of Dissolution.

Q:	What if my shares are held in “street name” by a broker?

A:	If you are the beneficial owner of shares held in “street name” by a broker (or banker or other nominee), your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Shareholders should follow the directions provided by brokers regarding how to instruct brokers to vote the shares.

Q:	How many shares must be present to hold the special meeting?

A:	A quorum must be present at the special meeting for any business to be conducted. The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the special meeting.

Q:	What if a quorum is not present at the special meeting?

A:	If a quorum is not present at the scheduled time of the special meeting, the chairman of the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjournment is for more than one hundred twenty (120) days from the date of the special meeting. An adjournment will have no effect on the business that may be conducted at the meeting.

Q:	How do I vote?

A:	You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

You may vote in person at the special meeting. If you plan to attend the special meeting and wish to vote in person, we will give you a ballot at the special meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of our common stock on March 21 2003, the record date for voting at the special meeting.

Q:	Can I change my vote after I submit my proxy?

A:	Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	signing another proxy with a later date;

•	giving written notice of the revocation of your proxy to Robert C. Bateman, the company’s secretary, at 6244 – 185th Avenue NE, Building C, Suite 201, Redmond, WA 98052, prior to the special meeting; or

•	voting in person at the special meeting.

Q:	What if I do not specify how my shares are to be voted?

A:	If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted FOR the proposal to authorize and approve the Plan of Dissolution, and you will give the proxies the discretion to vote on other matters that may come before the special meeting.

Q:	Will any other business be conducted at the special meeting?

A:	No business other than that within the purpose specified in the Notice of Special Meeting may be transacted at the special meeting.

Q:	Do I have dissenters’ appraisal rights?

A:	No. Under Washington law, shareholders will not have dissenters’ appraisal rights in connection with the Plan of Dissolution.

Q:	What do shareholders need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, each shareholder should complete and sign his or her proxy and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable us to conduct business at the meeting.

Q:	Whom should I contact with questions?

A:	If you have any additional questions about the proposed Plan of Dissolution or if you need additional copies of this proxy statement or any public filings referred to in this proxy statement, you should contact Robert C. Bateman, the company’s chief financial officer and secretary, at Applied Microsystems Corporation, 6244 – 185th Avenue NE, Building C, Suite 201, Redmond, WA 98052 or (425) 883-1606. Our public filings can also be accessed at the SEC’s web site at www.sec.gov.

SUMMARY

      This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the proposal fully and for a more complete description of the legal terms of the proposal, you should carefully read this entire document and the other available information referred to in “Where You Can Find More Information” on page      . The Plan of Dissolution is attached to this proxy statement as Annex A. You are encouraged to read the Plan of Dissolution as it is the main legal document that governs the proposed liquidation and dissolution of the company.

      You should carefully consider the risk factors beginning on page      in evaluating whether to approve the Plan of Dissolution. These risk factors should be considered along with any additional risk factors in documents incorporated by reference in this proxy statement and any other information included or incorporated by reference herein, including in conjunction with forward-looking statements made herein. See “Where You Can Find More Information” on page      .

The Company

Applied Microsystems Corporation

      In November 2002, we sold the assets related to our embedded systems development tools business to Metrowerks Corporation, a wholly-owned subsidiary of Motorola, Inc. Our remaining Libra Networks business has been focused on the development of products that leverage new technologies and standards to improve the way network traffic, server farms and applications are managed in enterprise data centers.

The Special Meeting

Date, Place And Time

      The special meeting of shareholders of the company will be held at the offices of our legal counsel, Gray Cary Ware & Freidenrich LLP, at 701 Fifth Avenue, Suite 7000, Seattle, WA 98104 on April 30, 2003, at 10:00 a.m.

     Record Date

      March 21, 2003.

     Purpose

      The special meeting is being held to consider the advisability of a proposal to voluntarily dissolve the company and to vote on a proposal to authorize, approve and adopt a Plan of Dissolution, which contemplates the sale of our Libra Networks technology and assets, substantially in the form of Annex A to this proxy statement.

     Voting

      At the special meeting, you are entitled to cast one vote per share of Applied common stock you owned as of the record date. The Plan of Dissolution must be approved by the holders of a majority of the outstanding shares of Applied common stock.

The Plan of Dissolution

Effect of Plan of Dissolution

      If the Plan of Dissolution is approved by Applied’s shareholders, we will take the following actions:

•	file articles of dissolution with the Secretary of State of the State of Washington;

•	conduct business operations only to the extent necessary to wind up our business affairs;

•	attempt to sell the Libra Networks technology and assets;

•	attempt to convert all of our remaining assets into cash or cash equivalents in an orderly fashion;

•	pay or adequately provide for the payment of all of our known obligations and liabilities;

•	attempt to negotiate a settlement and termination of certain contractual indemnification periods pursuant to the sale of our embedded systems development tools business to Metrowerks;

•	establish a contingency reserve designed to satisfy any additional unknown or contingent liabilities or acquire insurance to protect us and our shareholders against such liabilities; and

•	distribute pro rata in one or more liquidating distributions to or for the benefit of our shareholders the cash or cash equivalents obtained from the conversion of all of our remaining assets.

See “Plan of Complete Liquidation and Dissolution — The Terms of the Plan of Dissolution.”

Reasons for Liquidating and Dissolving Applied

      Our board of directors has approved the Plan of Dissolution primarily for the following reasons:

(1) despite our efforts to obtain additional financing for our Libra Networks business, we have been unable to raise funds for the Libra business; and

(2) we believe that continued pursuit of the Libra Networks business could result in a lesser return to shareholders than a voluntary liquidation and dissolution at the present time.

See “Proposal to Approve the Plan of Dissolution — Background and Reasons for the Proposed Liquidation and Dissolution.”

Tax Consequences

      The receipt of cash by Applied shareholders in the liquidation will be a taxable transaction for federal income tax purposes. You should consult your own tax advisor for a full understanding of the tax consequences of the liquidation and dissolution to you. See “Plan of Complete Liquidation and Dissolution — Certain Federal Income Tax Consequences.”

Board Of Directors Recommendation

      Our board of directors believes that the terms of the proposed Plan of Dissolution are in your best interests and unanimously recommends that you vote FOR the Plan of Dissolution.

Dissenters’ Rights

      Holders of Applied common stock will not have dissenters’ appraisal rights under Washington law in connection with the Plan of Dissolution.

PROPOSAL TO APPROVE THE PLAN OF DISSOLUTION

General Overview

      Our board of directors adopted resolutions on December 13, 2002 directing management to develop a plan of complete liquidation and dissolution for submission to shareholders for their approval, and to begin the process of winding down Applied’s operations. On March 10, 2003 our board of directors adopted the Plan of Complete Liquidation and Dissolution of Applied Microsystems Corporation, which contemplates the sale of our Libra Networks technology and assets (the “Plan of Dissolution”), and directed that it be submitted to our shareholders for approval at the special meeting. The Plan of Dissolution provides that, if the requisite approval of our shareholders is received, our officers and directors will undertake our complete liquidation and dissolution. If the Plan of Dissolution is approved by our shareholders, we intend to file articles of dissolution with the Secretary of State of the State of Washington as soon as practicable after the special meeting.

      After approval of the Plan of Dissolution by our shareholders, we will not engage in any business activities, except for the purpose of preserving the value of our assets, prosecuting and defending lawsuits by or against us, if any, adjusting and winding up our business and affairs, selling and liquidating our properties and assets, including our intellectual property and other intangible assets, paying our creditors, terminating commercial agreements and relationships and preparing to make distributions to shareholders, in each case in accordance with the Plan of Dissolution. Our board of directors may, at any time, in addition to or in substitution for our current officers, retain a third party to complete the liquidation of our remaining assets and distribute proceeds from the sale of assets to our shareholders pursuant to the Plan of Dissolution. This third-party management may involve a liquidating trust, which, if created, would succeed to all of our assets, liabilities and obligations. Our board of directors may appoint one or more of our directors or officers or a third party to act as trustee or trustees of such liquidating trust. Your authorization and approval of the Plan of Dissolution will also constitute your approval of any appointment and reasonable compensation of such trustee or trustees.

      Certain material features of the Plan of Dissolution are summarized below. This summary is qualified by reference to the complete text of the Plan of Dissolution and the relevant portions of the Washington Business Corporations Act. A complete copy of the Plan of Dissolution is attached to this proxy statement as Annex A. SHAREHOLDERS SHOULD CAREFULLY READ THE PLAN OF DISSOLUTION IN ITS ENTIRETY.

Company Background

      For more than two decades, we provided software and hardware-enhanced development, test and verification tools for the development of complex embedded microprocessor-based applications. On September 3, 2002, we entered into an agreement to sell all of our assets related to our embedded systems development tools business to Metrowerks Corporation, a wholly-owned subsidiary of Motorola, Inc. Our shareholders approved the asset sale on October 29, 2002, and we subsequently completed all closing requirements on November 1, 2002.

      Prior to the Metrowerks transaction, in May 2002, we acquired the foundation for our Libra Networks technology through an acquisition of REBA Technologies, Inc.

      Our common stock was transferred from the Nasdaq National Market to the Nasdaq SmallCap Market effective as of September 16, 2002. Our common stock was involuntarily delisted from the Nasdaq SmallCap Market effective as of the opening of business on January 3, 2003 as a result of our failure to meet the minimum required bid price, market value of public float, and shareholders’ equity requirements. Our common stock is now traded on the OTC Bulletin Board.

The Business of Libra Networks

      Our Libra Networks subsidiary has been focused on developing innovative technology to improve the way network traffic, server farms and enterprise applications are managed in enterprise data centers. We believe that the adoption of Web Services technology by enterprise customers, and the adoption of switch-fabric technologies such as InfiniBand™ to interconnect devices in the data center (such as servers, storage, and networking equipment), would create demand for a new class of products.

      The goal of Libra Networks has been to design, develop and bring to market a family of “edge computing” devices, that reside at the “edge” of a data center and manage traffic incoming from the public Internet, intranets or on-campus networks. The principal design characteristics of the planned suite of Libra products would be:

•	Use of Network Processors — since network speeds in modern data centers can reach multiple gigabits per second, we believe it is critical for edge computing devices to use network processors, which can handle the fastest network speeds while offering the programming versatility to handle multiple network protocols and adapt to changing standards such as web services. By contrast, we believe most edge computing devices available today rely on either Pentium-class processors, which lack the ability to keep up with high network speeds, or Application Specific Integrated Circuits (known as ASICs), which lack the programmability necessary to permit support of multiple network protocols and evolving standards.

•	Use of Web Services Standards — we believe that enterprises will increasingly move to adopt web services standards (such as SOAP and WSDL), which have been embraced by most of the leading system software vendors such as Microsoft, IBM, BEA and Sun. We believe enterprises adopting these standards will require edge-computing devices that supply high performance traffic management based on the new web services standards, as distinguished from existing solutions in the server content switching market that we believe are for the most part based on HTTP and other early Internet standards.

•	Use of Switch Fabric Technologies — we believe that enterprise data centers will increasingly adopt switch fabric technologies to connect their edge devices, servers and data storage, in order to achieve higher throughput, lower latency, reduced server loads, simplified cabling and improved system and network management. One such switch fabric technology that is currently available is InfiniBand; others, such as iWarp based on Ethernet, are under development.

      Libra Networks’ initial product, for which product specifications and a preliminary proof-of-concept demonstration have been developed, would be an edge device that acts as the load-balancing gateway between an InfiniBand-based server farm and its external environment. This device would handle wire-speed InfiniBand routing of TCP/ IP traffic, which would be terminated and off-loaded at the device, as well as manage load-balancing of client traffic across servers, utilizing traditional “demand-side” load-balancing techniques as well as an innovative “supply-side” load-balancing capability that dynamically and intelligently provisions data center applications and services to physical server processors based upon the pattern of incoming traffic. This proprietary “supply-side” load-balancing technology is the subject of patent applications acquired in the REBA Technologies acquisition.

Libra’s Competition

      Libra Networks’ contemplated products would likely come from established server load balancing companies (such as F5 Networks, Cisco, Foundry Networks, and Extreme Networks) as well as new switch-fabric competitors (such as Topspin Communications, InfiniCon Systems, and Voltaire). There may be additional competitors who have not yet publicly announced their development of content networking products. Some of these potential competitors have significantly greater financial, technical, distribution and other resources than Applied.

      Libra Networks’ contemplated hardware and software products would be sold through system OEMs, system integrators, VARs, resellers, and direct to large accounts.

      Due to our lack of available resources to fully pursue the Libra Networks business plan, we have terminated a significant number of our staff, including Libra development personnel and senior management who would be critical to the success of the Libra business. As of March 10, 2003, we had six remaining administrative personnel, and no remaining development staff. Our further pursuit of the Libra Networks business would require that we obtain additional funding and hire a team of qualified management and development personnel.

Background and Reasons for the Proposed Liquidation and Dissolution

      Following the November 1, 2002 completion of the sale of our embedded systems development tools business and assets to Metrowerks Corporation, we had cash resources on hand that we anticipated would be sufficient to finance the continuing product and business development activities of Libra Networks until approximately the second quarter of 2003, based on then current fixed expense levels and development budgets for Libra Networks. We had determined, however, that prior to the second quarter of 2003, we would need to seek substantial additional equity financing in order to continue and optimize our pursuit of the Libra Networks business opportunity, particularly in light of the fact that we did not expect the Libra Networks business to produce any revenues in the near term, and anticipated that it would operate at a loss for the foreseeable future.

      In addition, our board of directors believed that our continuing exposure to the large remaining rent obligations under our Redmond, Washington facilities lease would cause the company to consume more cash and lengthen the time required for it to return to profitability, and could handicap our efforts to raise additional equity capital. In order to improve our chances of success in the pursuit of financing for the Libra Networks business, on October 15, 2002, we signed a lease termination agreement providing for the payment of approximately $1,000,000 in exchange for a termination of the facilities lease.

      Even though we were able to terminate our large facilities lease, we still knew that we would experience a challenging funding environment for our Libra Networks business. Our board of directors was aware that the level of funding of pre-revenue-stage companies generally by both venture funds and strategic investors had fallen dramatically in the past two years, and this has been equally true in the interconnect and networking technologies space. Unfortunately, fund raising has proven to be even more difficult than we anticipated. In the fourth quarter of 2002, we contacted more than 30 potential funding sources. Feedback from these potential funding sources produced consistent themes, including concern over our capital structure as a publicly held entity, concern over the timing and amount of Libra Networks’ projected funding needs, and varying levels of concern over the size and timing of Libra Networks’ overall market opportunity. To make matters worse, while we were seeking funding, industry analysts published adverse revisions to projections for market adoption of InfiniBand switch fabric technology, on which Libra Networks’ contemplated products were initially to be based. Despite our efforts to obtain additional financing for our Libra Networks business, however, we have been unable to raise funds for the Libra Networks business.

      After considering all of the factors discussed above, our board of directors determined that the company’s continued pursuit of the Libra Networks business could result in a lesser return to shareholders than a voluntary liquidation and dissolution. Accordingly, on December 13, 2002, the board of directors unanimously determined that it is in the best interests of our shareholders to develop a plan of complete liquidation and dissolution for submission to shareholders for their approval, and to begin the process of winding down the company’s operations.

      Since the December 13, 2002 meeting of our board of directors, we have been engaged in the process of (i) preparing our Libra Networks technology for sale, (ii) soliciting potential buyers for our Libra Networks technology and assets as well as for our other assets (such as remaining furniture and equipment), (iii) performing significant diligence to determine our known liabilities, and (iv) reducing our personnel and overhead expenses in contemplation of a liquidation.

      On March 10, 2003, our board of directors approved the Plan of Dissolution and authorized and directed management to submit it for shareholder approval. At the special meeting, shareholders will vote on the proposal to adopt a plan to dissolve Applied. The dissolution will be a voluntary dissolution pursuant to section 14.020 of the Washington Business Corporation Act. It will be accomplished in accordance with the Plan of Dissolution which was approved by the board of directors and is attached to this proxy statement as Annex A. You are encouraged to read the Plan of Dissolution in its entirety.

Distributions to Shareholders Upon Liquidation and Dissolution

      If the Plan of Dissolution is approved by our shareholders, we will convert all of our assets into cash and distribute the proceeds, after payment of all of our liabilities and otherwise in accordance with law, to our shareholders. Because of the uncertainties as to the precise net realizable value of our assets that we have not yet sold, it is impossible to predict the aggregate net value which will ultimately be available for distribution to our shareholders. In addition, we may incur additional liabilities arising out of:

•	our indemnification obligations in connection with our sale of our embedded systems development tools business and assets to Metrowerks,

•	currently unknown costs or liabilities that may arise in the winding up process, including the winding up of our international subsidiaries, or

•	contingent liabilities that may arise from our more than 20-year history as a company.

If we receive the amount of net realizable value upon the sale of our assets that we currently anticipate, and if we incur no additional liabilities, based upon information presently available to us, we believe that shareholders could receive as much as $0.10 per share of liquidation distributions over time. However, the sale of our non-cash assets could yield less than we expect, we may incur additional liabilities, or the settlement of our existing liabilities (including indemnification obligations and unknown claims) may cost more than we anticipate, any of which could result in a substantially lower distribution to our shareholders, or may leave no net assets available for distribution to our shareholders. MOST OF THESE FACTORS CANNOT BE QUANTIFIED PRIOR TO THE TIME OF THE SHAREHOLDER VOTE; THEREFORE, YOU WILL NOT KNOW HOW MUCH YOU WILL RECEIVE AS A RESULT OF THE LIQUIDATION WHEN YOU VOTE ON THE PROPOSAL TO APPROVE THE PLAN OF DISSOLUTION.

      A more detailed discussion of the terms of the Plan of Dissolution can be found under the heading “The Terms of the Plan of Complete Liquidation and Dissolution” beginning on page      .

Federal Income Tax Consequences

      The receipt of cash by Applied shareholders in the liquidation will be a taxable transaction for federal income tax purposes. You should consult your own tax advisor for a full understanding of the tax consequences of the transactions to you. See “Plan of Complete Liquidation and Dissolution – Certain Federal Income Tax Consequences.”

Regulatory Approvals

      The Plan of Dissolution is not subject to any federal or state regulatory requirements or approvals other than obtaining a certificate from the department of revenue for the State of Washington certifying that every license fee, tax, increase, or penalty of Applied has been paid or provided for prior to effecting a dissolution under Washington law.

Selected Historical Financial Data

      We are providing the following information to aid you in your financial analysis of the proposed liquidation and dissolution. The selected financial data, for each of the five years in the period ended December 31, 2001, have been derived from Applied’s audited consolidated financial statements, which have been filed on Form 10-K and are incorporated by reference. The selected consolidated financial data, as of and for the nine-month periods ended September 30, 2002 and 2001, have been derived from the unaudited consolidated financial statements of Applied, which have been filed on Form 10-Q and are incorporated by reference. These unaudited financial statements, in the opinion of Applied’s management, have been prepared on a basis that is substantially consistent with its audited statements and include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the information for such periods. You should read the data presented below in conjunction with Applied’s audited financial statements for each of the fiscal years in the five-year period ended December 31, 2001 and the unaudited financial statements as of and for the nine-month periods ended September 30, 2002 and 2001, all of which are incorporated by reference.

	Nine months ended
	September 30,		Years ended December 31,

	2002	2001	2001	2000	1999	1998	1997

	(in thousands, except per share amounts)
STATEMENT OF OPERATIONS DATA:
Net sales	$10,917	$23,559	$28,870	$32,315	$33,241	$37,020	$39,124
Operating Expenses	$12,987	$21,889	$26,093	$30,195	$30,364	$28,542	$27,010
Income (loss) from operations	$(5,714)	$(4,834)	$(5,282)	$(7,554)	$(5,787)	$(1,109)	$1,582
Net income (loss)	$(5,680)	$(4,600)	$(5,021)	$(8,005)	$(5,081)	$(345)	$1,902
Basic earnings (loss) per share	$(0.77)	$(0.65)	$(0.71)	$(1.16)	$(0.76)	$(0.05)	$0.28
Diluted earnings (loss) per share	$(0.77)	$(0.65)	$(0.71)	$(1.16)	$(0.76)	$(0.05)	$0.26

	As of September 30,		As of December 31,

	2002	2001	2001	2000	1999	1998	1997

	(in thousands)
BALANCE SHEET DATA:
Cash and cash equivalents	$2,239	$3,608	$2,971	$7,556	$5,682	$6,041	$6,336
Securities available for sale	$298	$4,105	$3,997	$2,526	$10,664	$11,101	$10,345
Working capital	$977	$5,878	$5,762	$8,253	$16,311	$20,116	$20,547
Total assets	$8,297	$15,959	$15,024	$21,453	$28,042	$33,290	$32,582
Shareholders Equity	$1,292	$6,834	$6,542	$10,823	$19,187	$23,931	$24,291

Unaudited Pro Forma Financial Data

      The following unaudited pro forma financial data is based on the historical financial statements of Applied. The pro forma statement of operations data has been prepared assuming (i) the sale of Applied’s embedded systems development tools assets and business, and (ii) shareholder approval of the liquidation and dissolution as of December 31, 2000 for the year ended December 31, 2001, and as of December 31, 2001, for the nine-month period ended September 30, 2002, and that adequate provision had been made for all liquidation and dissolution expenses upon such shareholder approval. The pro forma balance sheet data has been prepared assuming shareholder approval of the liquidation and dissolution as of September 30, 2002, and that adequate provision had been made for (x) estimated liquidation and dissolution expenses, and (y) Applied’s estimated operating losses after September 30, 2002, which include expenses to prepare the Libra Networks assets for sale (such as completion of development documentation and preparation of product demonstrations to be used in the sales process). The pro forma financial data and notes thereto should be read in conjunction with the historical financial statements of Applied, which are incorporated by reference. The unaudited pro forma financial data is based upon numerous assumptions and estimates of management that are subject to change. The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of the results that might actually occur if the liquidation and dissolution is approved.

	Nine Months Ended September 30, 2002

		Pro Forma	Preliminary	Pro Forma	Pro Forma As
	Historical	Adjustments(1)	Pro Forma	Adjustments(2)	Adjusted

STATEMENT OF OPERATIONS DATA:
Net sales	$10,917	$10,917	$—	$—	$—
Cost of sales	3,644	3,644	—	—	—

Gross profit	7,273	7,273	—	—	—

Operating expenses
Sales, general and administrative	6,729	4,363	2,366	2,366	—
Research and development	4,488	3,325	1,163	1,163	—
In process research and development	621	—	621	621	—
Business restructuring	1,149	1,149	—	—	—

Total operating expenses	12,987	8,837	4,150	4,150	—

Loss from operations	(5,714)	(1,564)	(4,150)	(4,150)	—
Interest and other income, net	34	—	34	34	—

Net loss	$(5,680)	$(1,564)	$(4,116)	$(4,116)	$—

Net loss per share — basic and diluted	$(0.77)		$(0.56)		$—

Shares used in per-share calculation					7,355

	Year Ended December 31, 2001

		Pro Forma	Preliminary	Pro Forma	Pro Forma As
	Historical	Adjustments(1)	Pro Forma	Adjustments(2)	Adjusted

STATEMENT OF OPERATIONS DATA:
Net sales	$28,870	$28,870	$—	$—	$—
Cost of sales	8,059	8,059	—	—	—

Gross profit	20,811	20,811	—	—	—

Operating expenses
Sales, general and administrative	13,600	10,612	2,988	2,988	—
Research and development	10,204	9,779	425	425	—
Business restructuring	2,289	2,289	—	—	—

Total operating expenses	26,093	22,680	3,413	3,413	—

Loss from operations	(5,282)	(1,869)	(3,413)	(3,413)	—
Interest and other income, net	261	—	261	261	—

Net loss	$(5,021)	$(1,869)	$(3,152)	$(3,152)	$—

Net loss per share — basic and diluted	$(0.71)		$(0.45)		$—

Shares used in per-share calculation					7,076

	September 30, 2002

		Pro Forma Adjustments

						Write-Downs	Other	Pro Forma
	Historical	Reclass(3)		Sale(4)		& Disposals(5)	Adjustments(6)	As Adjusted

BALANCE SHEET DATA
ASSETS
Current assets:
Cash and cash equivalents	$2,239		$400		$3,352	$(1,000)	$(1,391)	$3,600
Securities available-for-sale	298							298
Accounts receivable, net	1,940				500	(317)	(1,299)	824
Inventories	1,614				(910)	(261)	(443)	—
Prepaid and other current assets	657		24		(320)		(361)	—

Total current assets	6,748		424		2,622	(1,578)	(3,494)	4,722
Property and equipment, net	1,012				(84)	(709)	(219)	—
Other assets	537		(424)		—	(113)	—	—

	$8,297		$—		$2,538	$(2,400)	$(3,713)	$4,722

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,419	$		$		$	$(475)	$944
Accrued payroll	827					906	(127)	1,606
Other accrued expenses	1,713		317		147	(231)	(541)	1,405
Deferred revenue	1,812				(1,192)	(5)	(615)	—

Total current liabilities	5,771		317		(1,045)	670	(1,758)	3,955
Capital lease obligation, less current portion	139		(139)					—
Notes payable	178		(178)					—
Accrued cost of business restructuring	917					(917)		—
Shareholders’ equity	1,292				3,583	(2,153)	(1,955)	767

	$8,297		$—		$2,538	$(2,400)	$(3,713)	$4,722

      The unaudited pro forma financial information, as of and for the nine-month period ended September 30, 2002, and for the year ended December 31, 2001, gives effect to the following pro forma adjustments:

(1) To give effect to the elimination of revenues and corresponding cost of sales, and the estimated decrease in operating expenses associated with the embedded systems development tools business. Since the embedded systems development tools business comprised the sole revenue source, the pro forma adjustments reflect significant estimated expense reductions, including expenses we have identified as specifically associated with the embedded systems development tools business as well as estimated infrastructure expenses (allocated primarily on the basis of headcount). Domestic facilities costs remain unchanged in this portion of the pro forma presentation, as do costs related to a minimum staffing level in line with the company’s estimated staffing infrastructure assuming the asset sale was completed at the beginning of the period presented.

(2) To give effect to the elimination of all remaining corporate expenses, assuming that adequate accruals had been made for the satisfaction of all liabilities that may arise in the dissolution and liquidation process.

(3) To give effect to the fourth quarter 2002 cancellation of a letter of credit that secured our former headquarters facility lease — thereby removing restrictions on cash that had been classified as a long-term asset — and the reclassification of long-term liabilities to current to reflect our plan to satisfy such obligations in the liquidation and dissolution process.

(4) To give effect to the following pro forma adjustments relating to the November 2002 sale of our embedded systems development tools business and assets to Metrowerks:

•	Increase in cash from estimated net cash proceeds (note that transaction costs are treated as additional liabilities in this pro forma presentation).

•	Increase in accounts receivables related to a $500,000 holdback in the purchase price, as specified in the asset sale agreement.

•	Decrease in inventories, prepaid and other current assets, and property and equipment relating to assets sold under the asset sale agreement.

•	Increase in other accrued expenses relating to additional accrued transaction expenses, net primarily of product warranty obligations assumed by Metrowerks. Transaction expenses consist of advisory, legal, accounting, and other related expenses.

•	Decrease in deferred revenue relating to customer support obligations assumed by Metrowerks in the sale transaction.

•	Increase in shareholders’ equity reflecting the estimated $3.6 million gain on sale.

(5) To give effect to the following pro forma adjustments relating to discontinuing our embedded systems development tools business:

•	Decrease of $1.0 million in cash for the fourth quarter 2002 payment of a lease termination fee relating to our former headquarters facility.

•	Decrease in accounts receivables for estimated uncollectible accounts receivable, primarily from international customers.

•	Write-down of remaining inventories, property and equipment, and other assets to their estimated net realizable value.

•	Increase in accrued payroll attributable to estimated severance and benefits for remaining personnel.

•	Overall net decrease in other accrued expenses due primarily to the lease termination payment made at an amount less than had been previously accrued and included in the accrued cost of business restructuring.

•	Decrease in shareholders’ equity resulting from the above-listed items.

(6) To give effect to estimated operating losses after September 30, 2002, and corresponding changes in operating account balances, net of accrual of estimated dissolution and liquidation expenses not otherwise captured. The estimated dissolution and liquidation expenses include amounts for the wind-down of Applied’s operations, such as administrative payroll and/or trustee fees, legal, accounting, and local and international document storage to meet regulatory requirements.

Comparative Per Share Data

      The following tables set forth certain historical per share data and unaudited pro forma per share data to reflect the liquidation and dissolution. The pro forma data is not necessarily indicative of actual or potential future operating results of Applied or of its financial position that would have occurred or will occur in conjunction with the liquidation and dissolution. You should read the data presented below in conjunction with the unaudited pro forma financial data set forth under “Unaudited Pro Forma Financial Data” and the separate historical financial statements that are incorporated by reference. Historical and pro forma book value per share is calculated by dividing shareholders’ equity at the end of the period by the number of common shares outstanding at the end of the period.

	Fiscal Year	Nine Months
	Ended	Ended
	December 31,	September 30,
	2001	2002

Net Loss Per Share — Basic and Diluted
Historical Data	$(0.71)	$(0.77)
Pro Forma Data	$(0.00)	$(0.00)

September 30,
2002

Book Value Per Share
Historical Data	$0.17
Pro Forma Data	$0.10

Market for Common Stock

      Applied’s common stock trades on the OTC Bulletin Board under the symbol “APMC.OB.” We estimate that as of March 21, 2003, there were approximately                      holders of our common stock, including record holders and the estimated number of holders represented by brokers and other institutions.

      The closing sale price of our common stock as reported on the OTC Bulletin Board on March 21, 2003 was $           per share. The price per share in the following table sets forth the range of low and high closing sale prices of our common stock as reported on the Nasdaq National Market, the Nasdaq SmallCap Market, or the OTC Bulletin Board for the periods indicated:

	Low	High

2000
First Quarter	$8.56	$21.25
Second Quarter	5.50	15.75
Third Quarter	6.19	13.00
Fourth Quarter	2.13	9.25
2001
First Quarter	$2.13	$5.47
Second Quarter	2.06	5.35
Third Quarter	1.13	5.16
Fourth Quarter	1.00	1.66
2002
First Quarter	$1.01	$1.83
Second Quarter	0.46	1.35
Third Quarter	0.15	0.49
Fourth Quarter	0.08	0.25
2003
First Quarter (through March 21, 2003)	$—	$—

Dividend Information

      We have never declared or paid any cash dividends on our stock.

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

THIS SECTION OF THE PROXY STATEMENT DESCRIBES MATERIAL ASPECTS OF THE PROPOSED VOLUNTARY DISSOLUTION OF APPLIED AND THE PLAN OF DISSOLUTION. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE VOLUNTARY DISSOLUTION AND THE PLAN OF DISSOLUTION, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE VOLUNTARY DISSOLUTION AND THE PLAN OF DISSOLUTION.

The Terms of the Plan of Dissolution

      If our shareholders approve the Plan of Dissolution, Applied will then be dissolved in accordance with Washington law. Your shares of Applied common stock will be cancelled as part of the voluntary dissolution. All of our assets will be converted to cash and, after payment of or provision for the payment of all of our liabilities, any remaining amounts will be distributed to you.

      The Plan of Dissolution provides that Applied will complete the following actions:

•	file articles of dissolution with the Secretary of State of the State of Washington;

•	conduct business operations only to the extent necessary to wind up our business affairs;

•	attempt to sell Libra Networks technology and assets;

•	attempt to convert all of our remaining assets into cash or cash equivalents in an orderly fashion;

•	pay or adequately provide for the payment of all of our known obligations and liabilities;

•	attempt to negotiate a settlement and termination of certain contractual indemnification periods pursuant to the sale of our embedded systems development tools business to Metrowerks;

•	establish a contingency reserve designed to satisfy any additional unknown or contingent liabilities or acquire insurance to protect us and our shareholders against such liabilities; and

•	distribute pro rata in one or more liquidating distributions to or for the benefit of our shareholders the cash or cash equivalents obtained from the conversion of all of our remaining assets.

Please refer to the Plan of Dissolution attached to this proxy statement as Annex A for a more complete description of these provisions.

      In addition, as described in the Plan of Dissolution, we may effect the liquidation distribution to shareholders through a liquidating trust. This is a method often utilized by public companies which have adopted a plan of liquidation in order to save on the costs of stock exchange registration and public company reporting obligations. Upon liquidating Applied through a liquidating trust, our common stock would be delisted and would no longer be traded on the OTC Bulletin Board and we would no longer be subject to certain public company obligations and public company reporting requirements under the federal securities laws, thus reducing the company’s expenses and increasing the potential distribution of liquidation proceeds to the shareholders. The trustee or trustees of the liquidating trust would provide you with periodic reports containing financial statements and certain other information and would submit such reports to the Securities and Exchange Commission under cover of Forms 10-K and 8-K. In a liquidation through a liquidating trust, each shareholder would receive non-transferable, uncertificated interests in the liquidating trust in proportion to such shareholder’s pro rata ownership of the issued and outstanding common stock on the date of the company’s transfer of its assets to the liquidating trust. The liquidating trust would discharge any and all of our remaining liabilities and distribute the remaining proceeds, if any, to our shareholders.

      The board of directors may modify, amend or abandon the Plan of Dissolution at any time without shareholder approval if it determines such action to be in the best interest of the company or its shareholders; provided, however, that if the board determines that the amendment or modification will materially and adversely affect the interest of the shareholders, it will submit such amendment or modification to the shareholders for approval. Our board of directors and officers will have the authority to approve any changes to the terms of transactions related to the liquidation, to interpret the Plan of Dissolution and the related transaction documents and to take whatever additional action may become necessary in order to carry out the provisions of the Plan of Dissolution.

      We will dispose of all the known claims against Applied by providing notice to all known claimants in writing and stating that they must respond within 120 days. If any claimant does not respond within 120 days, its claim will be barred in accordance with Washington law. Although we anticipate having enough cash on hand to satisfy all of our liabilities prior to making a liquidating distribution to shareholders, if we make a liquidating distribution to our shareholders and do not retain amounts sufficient to pay all the liabilities of Applied, unpaid creditors may seek recovery from the former shareholders of Applied in proportion to the distribution they received in the liquidation of Applied. However, the maximum liability of any shareholder would be limited to any funds that the shareholder received in connection with the Plan of Dissolution. A shareholder’s personal assets are not at risk for collection by our unpaid creditors.

      We will set aside or transfer to a liquidating trust an amount of cash and other assets which, in the judgment of our board of directors, will be sufficient to satisfy the requirements of Washington law and sufficient to pay or adequately provide for the payment of any known, actual or contingent liabilities of the company. We or the trustee or trustees of the liquidating trust, as applicable, will make distributions of the remaining assets of the company to our shareholders. There may be one or more distributions, and the timing of these distributions will be at the discretion of our board of directors or the trustee or trustees, as applicable. Regardless of whether an earlier distribution has been made, after all of Applied’s liabilities have been paid, the remaining assets, if any, will be distributed to you.

      In the event that any shareholder cannot be located or has not properly surrendered its certificate evidencing its common stock by the time of a liquidating distribution to shareholders, the distribution to which such shareholder is entitled shall, to the extent allowed by law, be transferred to an official of such state or other jurisdiction as is authorized by applicable law to receive the proceeds of such distribution.

Sale of Libra Networks Assets

      The Plan of Dissolution contemplates the sale of our Libra Networks technology and assets. Following shareholders’ approval of the Plan of Dissolution, we plan to complete this sale. After our board of directors’ December 13, 2002 unanimous decision to seek shareholder approval of the voluntary liquidation and dissolution of Applied, a special committee consisting solely of independent directors of Applied was formed to oversee the sale of our Libra Networks technology and assets. Under the direction of the special committee, management contacted approximately 30 potential purchasers of such assets. The special committee considered the use of a third party agent to assist in the sale of the Libra Networks assets, but after discussions with prospective third-party candidates, the special committee determined that the cost of such services would likely outweigh the potential benefit to the company and our shareholders under the circumstances. Despite our ongoing efforts to sell our Libra Networks technology and assets and our other assets, we currently do not have a buyer for these assets, and we have not entered into any arrangements, written or otherwise, for the sale of any of such assets. We have no plans to dispose of any of our Libra Networks technology and assets or our other assets to affiliated or related parties.

Powers of Applied Following Dissolution

      The directors and officers of Applied or the trustee or trustees of the liquidating trust, as the case may be, will have broad discretion in winding up our affairs and may perform any and all acts necessary or desirable to carry out the Plan of Dissolution. Applied or the liquidating trust, as the case may be, will maintain, manage, and control the distribution of the assets of Applied and, to that end, may invest such assets in demand and time deposits in one or more commercial bank and/or savings bank accounts or temporarily invest and reinvest such cash in certain conservative and prudent temporary investments such as short-term certificates of deposit or Treasury bills. Applied or the liquidating trust, as the case may be, will also convert any remaining non-cash company assets to cash prior to distribution to our shareholders.

      Applied is, and the liquidating trust will be, specifically prohibited from entering into or otherwise engaging in any trade or business and using the assets of Applied in furtherance thereof. The liquidating trust or Applied, as the case may be, following the filing of articles of dissolution with the Secretary of State of the State of Washington, will be restricted to collecting and holding the assets of Applied, conserving and protecting the assets prior to distribution to our shareholders, and paying or otherwise disposing of remaining claims against us.

      Applied or the liquidating trust, as the case may be, will continue winding up our affairs until the complete distribution of our assets to our shareholders.

Estimated Amount Available for Distribution to Shareholders

      The cash balances of Applied and the total of the cash to be received from the sale of the company’s assets, including our Libra Networks technology and assets, will be used to discharge obligations including accounts payable, indemnity obligations, legal and accounting fees, insurance costs and other liquidating expenses. Any amount remaining after settlement of our liabilities and discharge of our obligations will be distributed to our shareholders. Because of the uncertainties as to the precise net realizable value of our assets that we have not yet sold, it is impossible to predict the amount that will ultimately be available for distribution to our shareholders. In addition, we may incur additional liabilities not currently reflected on our balance sheet arising out of:

•	our indemnification obligations in connection with our sale of our embedded systems development tools business and assets to Metrowerks,

•	currently unknown costs or liabilities that may arise in the winding up process, including the winding up of our international subsidiaries, or

•	contingent liabilities that may arise from our more than 20-year history as a company.

      If we receive the amount of net realizable value upon the sale of our assets that we currently anticipate, and if we incur no additional liabilities, based upon information presently available to us, we believe that shareholders could receive as much as $0.10 per share of liquidation distributions over time. However, the sale of our non-cash assets could yield less than we expect, we may incur additional liabilities, or the settlement of our existing liabilities (including indemnification obligations and unknown claims) may cost more than we anticipate, any of which could result in a substantially lower distribution to our shareholders, or may leave no net assets available for distribution to our shareholders.

      Under certain circumstances, the shareholders may be required to return the amount of any liquidating distribution previously received by them. See “Plan of Complete Liquidation and Dissolution — The Terms of the Plan of Dissolution.”

Requirements Regarding Approval By Shareholders

      The liquidation and dissolution of the company requires the approval of a majority of the shareholders entitled to vote on the dissolution under Section 14.020 of the Washington Business Corporation Act and our Articles of Incorporation.

Certain Federal Income Tax Consequences

      The following discussion is a description of certain U.S. federal income tax consequences of the distribution by the company of assets to the shareholders in exchange for their shares of company stock, in liquidation of the company. This discussion is included for general information purposes only and is not intended to be, and is not, legal or tax advice to any particular shareholder. This summary is based on the current provisions of the United Stated Internal Revenue Code and other legal authorities, all of which are subject to change, possibly with retroactive effect. No rulings from the Internal Revenue Service or opinions of counsel have been or will be requested concerning the matters discussed below. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

Tax Consequences to the Company

      The sale by Applied of its assets should be treated for U.S. federal income tax purposes as a taxable sale by the company to the purchaser in exchange for the purchase price, (including the sum of cash, the fair market value of any property received, and the value of any liabilities assumed by the purchaser). We will recognize gain (or loss) on each of the assets measured by the difference between our tax basis in each asset, and the sale proceeds received for that asset.

      Applied should be able to offset gain recognized on the sale of its assets by any net operating loss carry-forwards that may be available. For federal income tax purposes, as of December 31, 2001 we had net operating loss carryforwards of approximately $18.1 million available to offset future taxable income.

      The tax consequences to Applied described above assume that we will sell all of our assets and distribute the proceeds of such sale to shareholders directly or through a liquidating trust. To the extent some assets are instead transferred to the liquidating trust, this transfer will be treated as if we sold such assets for their fair market value. In such a case, the tax consequences described above will likewise apply to this deemed sale. Any distribution of assets to the liquidating trust should also be treated as a distribution by the company in the amount of the fair market value of such assets, to the shareholders in liquidation of their shares.

      We should not realize income tax consequences on the distribution of cash directly to the shareholders in liquidation of their company shares or on the distribution of cash to the liquidating trust.

Tax Consequences to Shareholders

      The following discussion does not apply to certain shareholders who, due to their particular circumstances, may be subject to special rules. Those shareholders include shareholders who are dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign persons, shareholders who acquired their Applied common stock through stock option or stock purchase programs or in other compensatory transactions, shareholders who hold their Applied common stock as Section 1244 stock or as qualified small business stock, shareholders who hold their Applied common stock as part of an integrated investment, including a straddle, comprising shares of Applied common stock and one or more other positions, or shareholders who have entered into a constructive sale of Applied common stock under the Internal Revenue Code.

EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE SHAREHOLDER’S PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES AND OTHER TAX CONSEQUENCES TO THE SHAREHOLDER OF THE PLAN OF DISSOLUTION, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY CHANGES IN SUCH LAWS.

      Amounts received by shareholders in complete liquidation of the company should be treated as payments made in exchange for their common stock. In general, each Applied shareholder should recognize capital gain or loss equal to the difference between the amount of consideration received by such shareholder (including the shareholder’s allocable portion of amounts transferred by Applied to a liquidating trust, see discussion below) and the shareholder’s adjusted tax basis in the shares of Applied common stock surrendered.

      Gain or loss will be long-term capital gain or loss, provided the shares are held for investment and the shareholder’s holding period for such shares is more than one year. Long-term capital gains are generally subject to a maximum federal income tax rate of 20% for non-corporate shareholders and short-term capital gains are subject to tax at ordinary income tax rates. Capital losses not offset by capital gains may be deducted against a non-corporate shareholder’s ordinary income only up to a maximum annual amount of $3,000. A non-corporate shareholder may not carry back capital losses, but such losses may be carried forward to subsequent tax years. All net capital gains for a corporate shareholder are subject to tax at regular corporate tax rates. Although a corporate shareholder can generally deduct capital losses only to the extent of capital gains, any unused capital losses of a corporate shareholder may generally be carried back three years and forward five years.

Tax Consequences Relating to Liquidating Trust

      The board of directors may establish a liquidating trust upon or at any time after Applied’s dissolution to retain cash reserves to meet the company’s known liabilities. It is possible that certain assets of Applied may be transferred to the liquidating trust. It is also anticipated that certain existing liabilities will be transferred to the liquidating trust. It is expected that the liquidating trust will be classified as a grantor trust for federal income tax purposes and as such, the liquidating trust will not be subject to tax on any income or gain recognized by it. As a result, the liquidating trust may receive assets, including cash, from Applied without incurring any tax. Instead, each shareholder of Applied will become a beneficiary of the liquidating trust and will be treated as the owner of its pro rata portion of each asset, including cash, received by and held by the liquidating trust.

      If a liquidating trust is used, each shareholder will be treated as having received a payment for its Applied common stock equal to its share of the amount of cash and the fair market value of all assets transferred to the liquidating trust and generally would recognize gain to the extent such value, plus any other consideration received directly by the shareholder, was greater than its basis in its shares of Applied common stock, notwithstanding that the shareholder may not contemporaneously receive a distribution of cash or any other assets with which to satisfy the resulting tax liability, or recognize loss to the extent each shareholder’s basis in its shares was greater than such value. Known liabilities of Applied transferred to the liquidating trust would reduce the amount of the distribution deemed to be received by the shareholders upon the transfer of Applied assets to the liquidating trust. In addition, each shareholder would be required to take into account in computing its own taxable income its pro rata share of each item of income, gain and loss recognized by the liquidating trust subsequent to the transfer of assets to the liquidating trust.

      To the extent the liquidating trust satisfies contingent liabilities of Applied in a taxable year subsequent to the taxable year the liquidating trust is established, each shareholder may recognize a capital loss on its allocable share of the liabilities paid. Capital losses not offset by capital gains may be deducted against a non-corporate shareholder’s ordinary income only up to a maximum annual amount of $3,000. A non-corporate shareholder may not carry back capital losses, but such losses may be carried forward to subsequent tax years.

Financial Accounting Treatment

      If a liquidating trust is used, transactions between Applied and the liquidating trust result in no gain or loss to Applied. Distribution from the liquidating trust to the shareholders will be treated as a liquidating distribution and considered a return of capital for financial accounting purposes.

Reporting of Liquidating Distributions

      Payments made to shareholders pursuant to the Plan of Dissolution, whether made by the company or a liquidating trust, will be reported to the IRS to the extent required. In the course of satisfying its reporting obligations, Applied may need to obtain a shareholder’s correct taxpayer identification number (“TIN”) by having the shareholder complete Form W-9. Although corporate payments to shareholders in liquidation of the capital stock of a corporation are generally not treated as “other reportable payments” subject to backup withholding pursuant to section 3406 of the Code, a shareholder in the course of completing a Form W-9 will nevertheless be required to certify as to no loss of exemption from backup withholding, or establish a basis for exemption from backup withholding on an appropriate Form W-8 or Form W-9, as applicable.

Dissenters’ and Appraisal Rights

      Under Washington law, you are not entitled to exercise dissenter’s appraisal rights as a result of the voluntary dissolution of Applied or the transactions contemplated thereby or to demand payment for your shares of Applied common stock.

Cessation of Trading of Applied Common Stock

      If the Plan of Dissolution is approved by the shareholders, the board of directors, in its absolute discretion, may direct that our stock transfer books be closed and recording of transfers of common stock discontinued as of (a) the close of business on the record date fixed by the board of directors for the first or any subsequent installment of any liquidating distribution to shareholders, (b) the close of business on the date on which our remaining assets are transferred to a liquidating trust, or (c) the date on which we file articles of dissolution with the State of Washington, and thereafter certificates representing shares of common stock will not be assignable or transferable on the books of the company except by will, intestate succession or operation of law. After we close our stock transfer books, the prices of Applied common stock will cease to be reported on the OTC Bulletin Board. We will also make appropriate filings with the Securities and Exchange Commission to allow us to cease filing certain periodic and current reports and other information with the SEC.

Recommendation of Board of Directors

      After careful consideration, our board of directors has determined that the voluntary liquidation and dissolution of Applied pursuant to the Plan of Dissolution is in the best interests of all Applied shareholders. This transaction treats all shareholders equally. The material factors underlying the board of director’s reasons for recommending adoption of the Plan of Dissolution are summarized above and discussed in detail under the heading “Background and Reasons for the Proposed Liquidation and Dissolution” in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL AND ADOPTION OF THE PLAN OF DISSOLUTION.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This proxy statement and the documents incorporated by reference, including the risk factors in this section, contain forward-looking statements that reflect the company’s current views with respect to future events that may impact its results of operations and financial condition. In this proxy statement, the words “anticipates,” “believes,” “expects,” “intends,” “future,” “may,” “will,” “should,” “plans,” “estimates,” “potential” or “continue,” or the negative of these terms, or other similar expressions, identify forward-looking statements. These forward-looking statements are only predictions and are subject to risks and uncertainties and other factors, including those set forth below under the caption “Risks Factors” and elsewhere in this proxy statement and the documents incorporated by reference, which could cause actual future results to differ materially from historical results, or those described in the forward-looking statements. The forward-looking statements contained in this proxy statement should be considered in light of these factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, the company has no intention or obligation to update publicly any forward-looking statements after this proxy statement is distributed, whether as a result of new information, further events or otherwise.

RISK FACTORS

      You should carefully consider the risks described below regarding the voluntary liquidation and dissolution of Applied, together with all the other information included in this proxy statement, before making a decision about voting on the proposal submitted for your consideration.

Risks Related to the Plan of Dissolution

If our shareholders do not approve the voluntary liquidation and dissolution of Applied, we will not have the resources to continue operations without seeking additional capital, which we believe would be very difficult to obtain, and our resources may diminish completely.

      We have limited cash resources, and these resources continue to diminish. We recorded a net loss of $5.7 million and consumed $4.4 million of our cash in operating activities during the first nine months of 2002. Absent an unforeseen source of additional capital, we expect that our cash resources will continue to diminish. If our shareholders do not approve the Plan of Dissolution, we would continue to preserve our Libra Networks assets and technology and continue to seek financing for our Libra Networks business or a sale of our Libra Networks assets and technology, using a minimum of our resources, until our resources are completely depleted. Considering our recent financial performance and the difficulty we have had in obtaining financing, it is unlikely that we would be able to obtain additional equity or debt financing. If we were to be unable to obtain sufficient capital, we would deplete our available resources and could be required to discontinue operation of our business.

We might not be able sell certain of our assets or to receive reasonable value from the sale of our assets.

      The value that you ultimately realize as a result of the sale of our assets and the liquidation of Applied is dependent in part on the proceeds received from the sale of the assets or other disposition of our operating assets. Our assets include certain technology and intellectual property for which we may not be able to find a buyer. Despite our ongoing efforts to sell our Libra Networks assets and technology and certain other intellectual property, we currently do not have a buyer for these assets and we have not entered into any agreements or arrangements, written or otherwise, for the sale of such assets. We may be unable to sell certain of our assets and may not realize any value from these assets. In addition, it may be difficult to obtain a favorable return when selling our operating assets in connection with the liquidation and dissolution of Applied. Because we are seeking to consummate the liquidation of our operating assets in the near to short term in order to minimize the losses associated with operating Applied, we may not realize as much value for these assets as we might have if we had been able to sell our business as a going concern.

      We do not plan to obtain a fairness opinion with respect to the sale of our Libra Networks technology and assets; therefore, we cannot assure you that the price we may negotiate for these assets is the best possible price we could obtain. While we will attempt to obtain the best price in connection with the sale of our Libra Networks technology and assets, there can be no assurance that the value we realize from the sale of these assets will reflect the potential future value of these assets.

The timing of liquidating payments and total value you receive upon liquidation is subject to many variables and risks, many of which will not be known at the time of the vote.

      You may receive distributions from us or the liquidating trust, as the case may be, the timing of which will be at the discretion of management or the trustee or trustees, unless it is determined that any such distribution would be inconsistent with the purposes of the Plan of Dissolution. The distribution of our assets to shareholders may be delayed for a number of reasons, including the risk that one or more of our creditors might seek an injunction against our making the proposed distributions to you under the terms of the Plan of Dissolution. The value of what you receive will be a product of various factors and risks, including the proceeds received from the sale or other disposition of our operating assets, and the amount of Applied’s actual and potential liabilities. If our liabilities prove to be higher than anticipated, additional creditors appear, or legal action is brought against us by creditors or others, it is possible that the planned distribution to shareholders could be delayed or reduced, or there could be nothing remaining available for distribution to shareholders.

You could be liable under Washington law to return some or all of the cash you may receive from us if we do not provide for all of our liabilities and expenses.

      Washington law provides that we can dispose of any known claims against us by providing written notice to our known creditors of the planned dissolution of Applied, and paying or making adequate provision for the debts of the company within the time allowed by law. However, an unpaid creditor or a creditor that was not known to us can still, within two years of our dissolution, bring a lawsuit against Applied and its former shareholders for any amount unpaid. All shareholders who receive proceeds from the liquidation may be liable to a creditor who has a valid claim that exceeds the amount retained by the company or the liquidating trust for the purpose of settling claims, up to the amount they received in the liquidation.

We may be required to pay up to $3.3 million to Metrowerks Corporation, a Texas corporation that is a wholly-owned subsidiary of Motorola, Inc., for potential breaches of our representations in the asset purchase agreement dated as of September 3, 2002.

      Under the terms of the asset purchase agreement that we entered into on September 3, 2002, we have an obligation to indemnify Metrowerks for any losses from potential breaches of our representations or warranties that are asserted within 12 months after the closing date of the asset sale or within the applicable statute of limitations period for claims relating to our ownership of our assets, payment of our taxes, and our compliance with applicable laws, if longer. Our indemnification obligations are limited to an overall amount of $3.3 million. Although we currently are not aware of any material breaches of our representations or warranties, the payment of any such indemnification obligations would decrease the amount of cash we would have available to distribute to shareholders in the liquidation.

Risks Related to Applied’s Continuing Business Operations

      If the Plan of Dissolution is not approved by our shareholders, we would face the following risks in connection with continuing to pursue to our Libra Networks business.

      Our Libra Networks business involves the development of a new and as yet unreleased product line with no market penetration in a highly competitive market sector typified by rapid changes in technology and competitive products. We do not expect our Libra Networks business to produce any revenues in the near term, and if we were to continue pursuing the Libra Networks business, we would expect to operate at a loss until at least 2004. We cannot predict when or to what extent Libra Networks might begin to produce revenues, or whether it would ever reach profitability. If we were unable to achieve significant levels of recurring revenue from our Libra Networks business, our losses would likely continue indefinitely. If this were to occur the market price of our common stock could suffer as well as our viability as a going concern.

Due to our lack of available resources, and to preserve available resources to satisfy our liabilities, we have terminated a significant number of our personnel and therefore have limited ability to pursue the Libra Networks business.

      Due to our lack of available resources to fully pursue the Libra Networks business plan, we have terminated a significant number of our staff, including Libra development personnel and senior management who would be critical to the success of the Libra business. As of March 10, 2003, we had six remaining administrative personnel, and no remaining development staff. Libra’s success depends to a significant degree on our ability to attract and retain highly skilled and experienced technical, managerial, sales and marketing personnel. There can be no assurance that we would be successful in recruiting new personnel or in retaining existing personnel. Our inability to attract additional qualified employees would have a material adverse effect on our business, results of operations and financial condition.

We do not have sufficient working capital to fund our Libra Networks business, and we believe it is likely that we would be unable to obtain additional capital. If we raise additional financing, you may suffer significant dilution.

      If the Plan of Dissolution is not approved, we would need to seek a third party investment as soon as possible in order to provide additional working capital for our Libra Networks business. The level of funding of pre-revenue-stage companies generally by both venture funds and strategic investors has fallen dramatically in the past two years, and this is equally true in the interconnect and networking technologies space. We have previously contacted more than 30 potential funding sources, but have received overall negative feedback from these funding sources, including concern over our capital structure as a publicly held entity, concern over the timing and amount of our projected funding needs, and the size and timing of our overall market opportunity. We expect the funding climate to remain difficult, and we cannot be certain that financing from third parties would be available on acceptable terms to us or at all. The extent and timing of our future capital requirements would depend upon several factors, including the rate of market acceptance of our products, the degree of competition for our products, our ability to build and expand an efficient indirect distribution system, and our level of expenditures for product development, sales and marketing. If we were unable to raise funds on acceptable terms, we may not be able to develop our products and services, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which would have a material adverse effect on our ability to establish a viable business. Further, if we were to issue equity securities, you would experience severe dilution of your ownership percentage, and the new equity securities may have rights, preferences or privileges senior to those of our common stock.

The emergence of InfiniBand, the Switch Fabric communication technology that is planned to be incorporated in our initial Libra Networks product release, as a worldwide standard is uncertain.

      Our initial Libra Networks products are being developed using InfiniBand architecture. InfiniBand is currently the only new Switch Fabric technology currently available for widespread usage. In the second quarter of 2002, Microsoft and Intel each announced that they will limit further investments in InfiniBand -based products. Specifically, Intel announced that it will stop developing host channel adapter chips for InfiniBand; and Microsoft stated that it no longer plans to incorporate InfiniBand into its next-generation server operating system, the Windows.Net Server, although it will continue to assist companies offering InfiniBand products that plug into Microsoft products. These announcements have created doubt regarding the feasibility and likelihood of InfiniBand’s acceptance as the worldwide standard for server-to-server, and network-to-server interconnect solutions. If InfiniBand is not accepted as a standard in the marketplace, our planned products would have to be redesigned to operate under a different architecture, and delays in product releases and slower revenue growth would be likely. Industry analysts have recently published adverse revisions to their earlier projections for market adoption of InfiniBand switch fabric technology, on which Libra Networks’ contemplated products were initially to be based.

We are dependent on a single line of business that currently has no products or revenues. We cannot predict our future results because our Libra Networks business has no operating history.

      Our only remaining line of business is the development of the Libra Networks products and technology. We have not yet developed any products based on this technology and consequently there are currently no revenues from this line of business. Furthermore, we do not know whether any products will be developed on this technology or the timing of such developments if a product is created. Given the lack of operating history in the Libra Networks business it is difficult to predict our future results. The Libra Networks business is characterized by rapid technological change, new product development, a new and unproven business model, and evolving industry standards. You should consider the risks and uncertainties that we may encounter as a pre-revenue-stage company in a new and rapidly evolving market. These uncertainties include:

•	our ability to design and engineer products having the technological features planned for the Libra Networks product line;

•	consumer demand for, and acceptance of, the Libra Networks business products;

•	our ability to establish relationships with OEMs, VARs, system integrators and other channel partners needed to drive sales;

•	our ability to demonstrate the benefits of our products and services to end user data center managers;

•	our unproven and evolving business model;

•	unfavorable economic conditions in the technology industry;

•	decreased spending on technology due to adverse economic conditions; and

•	global economic conditions.

Our Libra Networks technology and products are not fully developed, are untested, and remain subject to significant uncertainty. Rapid technological change could render our products and services obsolete.

      Our Libra Networks technology and products are in the development stage and have not been completed or proven. The market for products related to data management is characterized by rapid technological innovation, sudden changes in user and customer requirements and preferences, frequent new product and service introductions and the emergence of new industry standards and practices. Each of these characteristics could render our Libra Networks products, intellectual property and systems obsolete. The rapid evolution of our market requires that we improve continually the performance, features and reliability of our products and services, particularly in response to competitive offerings. The successful development of our products is subject to the risks that:

•	any or all of our proposed products are found to be ineffective for their intended purposes;

•	the proposed products or procedures are uneconomical to manufacture or market or do not achieve broad market acceptance;

•	third parties hold proprietary rights that preclude us from marketing them; or

•	third parties market a superior or equivalent product.

      Significant undetected errors or delays in new products or releases may affect market acceptance of our products. There can be no assurance that, despite our testing, errors would not be found in new products or releases after commencement of commercial shipments, resulting in loss of customers or failure to achieve market acceptance.

      In addition, our Libra Networks technology and products would need to be compatible with a broad array of disparate technologies in order to be interoperable with other products routinely used in corporate data centers such as routers, switches, operating systems and systems management software. This interoperability may depend on partnerships with third parties such as Cisco, Dell, IBM, Sun, BEA, BMC and Microsoft. We currently do not have any partnerships with such third parties. Without such partnerships, we would likely not be able to achieve market acceptance or demand for our products within our target base of customers, because our products would not operate with many of the applications they currently use.

Our Libra Networks business would have to rely on third parties to provide certain components and software for its products. If our vendors were to fail to deliver their products in a reliable, timely and cost-efficient manner, our business would suffer.

      Our Libra Networks business would be dependent upon relationships with third parties who may be sole source providers of key, leading-edge hardware and software components critical for some of the products being developed by our Libra Networks business. If these providers of exclusive proprietary technology do not produce these components or software modules on a timely basis or if the components or software modules do not meet our specifications or are otherwise flawed, we may have to delay product delivery, recall or replace unacceptable products. As a result, we could lose existing and potential customers and any revenues that we may have at that time may decline dramatically.

We may not be able to meet our product development objectives or market expectations.

      Our Libra Networks product development efforts are inherently difficult to manage and keep on schedule and there can be no assurance that we would be able to meet our development objectives or to meet market expectations. In addition to development delays, we may experience substantial cost overruns in completing development of our products. The technological feasibility for some of the products that we envision is not completely established. We may be unable, for technological or other reasons, to develop and introduce products in a timely manner in response to changing customer requirements. Further, there can be no assurance that, while we are attempting to finish development of our products, a competitor might not introduce similar products thus diminishing our technological advantage, or a superior alternative to ours, rendering our products and technologies partially or wholly obsolete, or at least requiring substantial re-engineering in order to become commercially acceptable. Our failure to maintain our product development schedules, avoid cost overruns and undetected errors or introduce a product that is superior to competing products would have a materially adverse effect on our business, financial condition and results of operations.

We may not be able to successfully compete in the highly competitive and rapidly evolving data center management market.

      The market for products that enhance the speed, capacity and efficiency of enterprise data centers is still developing, and there can be no assurance that our products would ever achieve market acceptance. Since we have no existing customers with respect to the Libra Networks business, we would need to convince enterprise corporate data center managers that have no history of buying products from us to buy Libra Networks products, including additional follow-on products or product updates. To the extent we do not achieve growth, it would be difficult for us to generate meaningful revenue or to achieve profitability.

      The market for data center management products is intensely competitive, evolving and subject to rapid technological change. The competition for Libra Networks’ planned suite of products would likely come from three types of competitors:

•	manufacturers of existing load-balancing switches, such as F5 Networks, Inc., Cisco Systems Inc., Extreme Networks, Inc., and Foundry Networks, Inc.;

•	vendors of TCP/ IP-to-InfiniBand gateways, such as Voltaire, Inc., and TopSpin Communications, Inc.; and

•	companies offering load-balancing capabilities for Web Services standards, such as Sarvega, Inc., DataPower Technology, Inc. and Forum Systems, Inc.

      Some of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition and a substantially larger installed base of customers than we do. We expect the intensity of competition in this market to increase in the future. Increased competition is likely to result in price reductions, and may result in reduced or negative margins and difficulty in gaining market share. Any of these effects could seriously harm our business.

We may not be successful in developing or maintaining strong distribution channels for our Libra Networks products.

      The success of the Libra Networks business depends on developing strong OEM relationships with system vendors who are selling servers and other network management equipment and technologies to end-users. The Libra business plan would rely primarily on OEM relationships to initially market our Libra Networks products, although our OEM sales would be expected to be augmented by a direct sales force working closely with indirect channel partners such as value-added resellers and other resellers and integrators. If we were not successful in creating a strong national distribution channel in a timely manner, we may not gain significant sales.

We may not be able to protect intellectual property of our Libra Networks business against third-party infringements or claims of infringement.

      Failure to protect our intellectual property rights may result in a loss of our exclusivity or the right to use our Libra Networks technology. We rely on patent, trade secret, trademark and copyright law to protect our Libra Networks intellectual property. Our patent position is subject to complex factual or legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, there can be no assurance that any patents will be issued pursuant to our current or future patent applications or that patents issued pursuant to such applications will not be invalidated, circumvented or challenged. Moreover, there can be no assurance that the rights granted under any such patents will provide competitive advantages to us or be adequate to safeguard and maintain our proprietary rights. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

      Although patent applications have been filed with respect to certain aspects of our Libra Networks technology, some of our Libra Networks intellectual property is not covered by any patent or patent application and includes trade secrets and other know-how that is not patentable. We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventor’s rights agreements with our current and future strategic partners and employees. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships.

      Some of our Libra Networks intellectual property includes technologies and processes that may be similar to the patented technologies and processes of third parties. If we do not adequately assure our freedom to use our Libra Networks technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation or be enjoined from using such intellectual property.

We would be dependent on third parties for manufacturing our Libra Networks products.

      We have yet to develop a manufacturing plan for Libra Networks products. However, we would expect to rely on one or more third party manufacturers for our manufacturing needs. We may be unable to engage a third party manufacturer on a timely basis or on terms favorable to us which could limit our ability to sell our products and generate revenues. Furthermore, the failure of such third party manufacturers to deliver products to us in a timely manner or in accordance with our quality control standards could damage our reputation and could adversely affect our operating results.

THE SPECIAL MEETING

Proxy Statement

      This proxy statement is being furnished to you in connection with the solicitation of proxies from the holders of Applied’s common stock by our board of directors for use at a special meeting of Applied shareholders.

      This proxy statement is first being furnished to shareholders of Applied on or about March 26, 2003.

Date, Place and Time of the Special Meeting

      The special meeting will be held at the offices of the company’s legal counsel, Gray Cary Ware & Freidenrich LLP, at 701 Fifth Avenue, Suite 7000, Seattle, WA 98104, on April 30, 2003, at 10:00 a.m., local time.

Record Date and Shares Entitled to Vote

      Our board of directors has fixed the close of business on March 21, 2003, as the record date for determination of Applied shareholders entitled to notice of, and to vote at, the special meeting. As of the close of business on March 21, 2003, there were                               shares of Applied common stock outstanding and entitled to vote, held by approximately                                shareholders of record of Applied. Each Applied shareholder is entitled to one vote for each share of Applied common stock held as of the record date.

Matter To Be Considered at the Special Meeting

      At the special meeting and any adjournment or postponement of the special meeting, shareholders of Applied will be asked to consider and vote upon the following proposal:

To consider the advisability of a proposal to voluntarily dissolve the company, and to authorize, approve and adopt the Plan of Complete Liquidation and Dissolution of Applied, which contemplates the sale of the Libra Networks technology and assets, substantially in the form of Annex A to the accompanying proxy statement, and such further actions as may be necessary or desirable to consummate such transaction.

THE MATTER TO BE CONSIDERED AT THE SPECIAL MEETING IS OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF APPLIED. ACCORDINGLY, YOU ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Voting of Proxies

      You are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Applied. If your shares are held in “street name” by your broker, your broker will vote your shares only if you provide instructions on how to vote. Your broker will provide you directions regarding how to instruct your broker to vote your shares. All properly executed proxies received by Applied prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is made, your proxy will be voted to approve the Plan of Dissolution. You may revoke your proxy at any time prior to its use by delivering to Robert C. Bateman, the secretary of Applied, a signed notice of revocation or a subsequently dated, signed proxy, or by attending the special meeting and voting in person. Attendance at the special meeting does not in itself constitute the revocation of a proxy.

Solicitation of Proxies

      Applied will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Applied and its subsidiaries may solicit proxies from shareholders by telephone, facsimile or other electronic means or in person.

      Following the original mailing of the proxies and other soliciting materials, Applied will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Applied common stock and to request authority for the exercise of proxies. Applied will reimburse any of these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

Vote Required

      The approval of the Plan of Dissolution requires the affirmative vote of the holders of at least a majority of the shares of Applied’s common stock outstanding on the record date and entitled to vote at the special meeting.

      IF AN APPLIED SHAREHOLDER ABSTAINS FROM VOTING OR DOES NOT VOTE, EITHER IN PERSON OR BY PROXY, IT WILL HAVE THE EFFECT OF A VOTE AGAINST THE APPROVAL OF THE PLAN OF DISSOLUTION.

Abstentions and Broker Non-Votes

      Abstentions and broker non-votes will be counted as shares present for determination of a quorum at the special meeting. For purposes of determining whether the Plan of Dissolution is approved, abstentions and broker non-votes will have the same effect as votes against such proposal.

      Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the special meeting. To vote your shares, please complete, date, and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the special meeting. You may revoke your proxy at any time before it is voted. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it may jeopardize the company’s ability to obtain a quorum, thereby resulting in a failure to obtain approval of the Plan of Dissolution.

Voting of and Revocation of Proxies

      All shares that are represented by properly executed proxies received before or at the special meeting and not revoked will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated on the executed proxies, shares represented by such proxies will be voted FOR approval of the proposal and any other business properly brought before the meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Such revocation may be made in person at the special meeting or by written notification to the secretary of Applied.

Dissenters’ Rights to Appraisal

      Under Chapter 23B.13 of the Washington Business Corporation Act, you do not have the right to dissent from the Plan of Dissolution or to seek appraisal and payment in cash of the fair value of your shares of Applied common stock.

Board Recommendation

THE APPLIED BOARD OF DIRECTORS HAS APPROVED THE PLAN OF DISSOLUTION, WHICH INCLUDES THE SALE OF THE LIBRA NETWORKS TECHNOLOGY AND ASSETS, AND RECOMMENDS THAT APPLIED SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PLAN OF DISSOLUTION.

BENEFICIAL OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of February 15, 2003, except as otherwise noted, certain information with respect to the beneficial ownership of our common stock by (i) each shareholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each director of Applied, (iii) the Chief Executive Officer and the other designated most highly compensated executive officers of the Company, and (iv) all directors and executive officers of Applied as a group.

	Number of Shares of
	Common Stock	Percent of
	Beneficially	Common Stock
Name of Beneficial Owner(1)	Owned(1)	Outstanding

Orien II, L.P.(2)	1,246,257	16.4%
c/o Orien Ventures 300 Oswego Point Dr., Suite 200 Lake Oswego, OR 97034
Robert L. Deinhammer(3)	593,994	7.8%
21 Comistas Court Walnut Creek, CA 94598
Dimensional Fund Advisors Inc.(4)	385,500	5.1%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Charles H. House(5)	7,500	*
Stephen J. Verleye	—	*
Robert C. Bateman(6)	4,016	*
Mark C. Budzinski	—	*
Alex A. Doumani	—	*
Elwood D. Howse, Jr.(7)	40,731	*
All current directors and executive officers as a group (6 persons)(8)	52,247	*

*	Less than 1%.

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property law, where applicable, and to the information contained in the footnotes to this table. The number of shares of common stock shown as beneficially owned by the persons named in this table includes all shares of common stock underlying options exercisable within 60 days of February 15, 2003. The percentage of common stock outstanding is calculated on the basis of 7,597,303 shares of common stock outstanding as of February 15, 2003, except that shares of common stock subject to options currently exercisable, or exercisable within 60 days of February 15, 2003, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Anthony Miadich is a former member of the company’s board of directors and retains certain vested stock options relating to his service, in accordance with the stock option plan under which the options were granted. Mr. Miadich is a Managing General Partner of Orien Venture Partners, the general partner of Orien II, L.P., and shares voting and investment power over shares held by Orien II, L.P. with George Kalan, a General Partner of Orien Venture Partners. The beneficial ownership includes 12,500 shares issuable to Mr. Miadich upon the exercise of stock options that are exercisable within 60 days of February 15, 2003. The beneficial ownership also includes 9,108 shares held in trust attributable to Mr. Kalan and 8,931 shares held in trust attributable to Mr. Miadich.

(3)	Based on documents filed by Mr. Deinhammer with the Securities and Exchange Commission in August 2001.

(4)	Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the “Portfolios”). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over the 385,500 shares of the company as of December 31, 2002. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such shares.

(5)	Consists of 7,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 15, 2003.

(6)	Consists of shares held by Mr. Bateman.

(7)	Includes 17,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 15, 2003.

(8)	Includes 25,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 15, 2003.

INDEPENDENT PUBLIC ACCOUNTANTS

      Applied’s board of directors selected Grant Thornton LLP as independent public auditors, and Grant Thornton LLP has acted in such capacity since its appointment in June 2002. A representative of Grant Thornton LLP is expected to be present at the special meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

      Applied Microsystems Corporation files annual, quarterly and special reports, proxy statements, and other information with the United States Securities and Exchange Commission. Our common stock is traded on the OTC Bulletin Board under the symbol “APMC.OB.” You may read and copy any document filed by the company at the SEC’s public reference facilities or on the SEC’s website at http://www.sec.gov, as discussed in more detail below.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information by referring you to documents previously filed with the SEC. The information incorporated by reference is considered a part of this proxy statement, and any later information that we file with the SEC will automatically update and supersede this information.

      We incorporate by reference the documents listed below, and any additional documents filed by us with the SEC between the date of this proxy statement and the date of the special meeting of shareholders. The documents we incorporate by reference are:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2001;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2002;

•	Our quarterly report on Form 10-Q for the quarter ended June 30, 2002; and

•	Our quarterly report on Form 10-Q for the quarter ended September 30, 2002.

      Documents incorporated by reference are available without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this proxy statement. You may obtain documents incorporated by reference by requesting them in writing or by telephone from us as follows:

APPLIED MICROSYSTEMS CORPORATION
6244-185th Avenue NE
Building C, Suite 201
Redmond, Washington 98052
Attention: Robert C. Bateman,
Chief Financial Officer
Phone Number: (425) 883-1606

      In order to ensure timely delivery of the documents, any requests should be made by April 14, 2003. In addition, copies of the documents incorporated by reference may be inspected and copied at the following public reference facilities maintained by the SEC:

Judiciary Plaza Room 1024 450 Fifth Street, N.W. Washington, D.C. 20549	Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661

      Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements, and other information regarding the company. The address of the SEC website is http://www.sec.gov.

WHO CAN HELP ANSWER YOUR QUESTIONS

      If you have additional questions about the asset sale, you should contact:

APPLIED MICROSYSTEMS CORPORATION
6244-185th Avenue NE
Building C, Suite 201
Redmond, Washington 98052
Attention: Robert C. Bateman, Chief Financial Officer
Phone Number: (425) 883-1606

OTHER MATTERS

      No other matters may properly be brought before the meeting.

By Order of the Board of Directors

ROBERT C. BATEMAN,
Secretary

March      , 2003

ANNEX A

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

OF
APPLIED MICROSYSTEMS CORPORATION

      The following Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), dated as of March 10, 2003, shall effect the complete liquidation and dissolution of Applied Microsystems Corporation, a Washington corporation (the “Company”), in accordance with Section 336 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Washington Business Corporation Act (the “WBCA”).

      1.     Adoption of Plan. The board of directors of the Company (the “Board of Directors”) has adopted resolutions deeming it advisable and in the best interest of the shareholders of the Company to dissolve the Company, adopt the Plan of Dissolution, and call a special meeting (the “Meeting”) of the holders of the Company’s common stock (the “Common Stock”) to approve the dissolution of the Company, to adopt the Plan of Dissolution and ratify the Company’s actions taken to date on the Plan of Dissolution. If shareholders holding a majority of the outstanding shares of Common Stock vote in favor of the proposed dissolution of the Company and the adoption of the Plan of Dissolution at the Meeting, the Plan of Dissolution shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the shareholders may approve the Plan of Dissolution if the Meeting is adjourned to a later date (the “Effective Date”).

      2.     Cessation of Business Activities. After the Effective Date and in accordance with Section 14.050 of the WBCA, the Company shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to, prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, collecting its assets, converting its assets into cash or cash equivalents, discharging or making provision for discharging its liabilities, withdrawing from all jurisdictions in which it is qualified to do business, distributing its remaining property among its shareholders according to their interests, and doing every other act necessary to wind up and liquidate its business and affairs, but not for the purpose of continuing the business for which the Company was organized. As soon as practicable after the Effective Date, the Company shall file with the Internal Revenue Service an appropriate statement of corporate dissolution on Form 966.

      3.     Articles of Dissolution. After the Effective Date, the officers of the Company shall, at such time as the board of directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Washington tax authorities and, upon obtaining such certificates and paying such taxes as may be owing, the Company shall file with the Secretary of State of the State of Washington articles of dissolution in accordance with the WBCA (the “Articles of Dissolution”).

      4.     Liquidation Process. From and after the Effective Date and subject to the provisions hereof, the Company shall complete the following corporate actions:

a. Sale of Libra Networks Technology and Assets. The Company shall attempt to obtain the best price in connection with the sale of its Libra Networks technology and assets; however, the Company shall not be required to obtain a fairness opinion with respect to such sale.

b. Liquidation of Other Assets. The Company shall determine whether and when to (i) transfer the Company’s property and assets other than the Libra Networks technology and assets to a liquidating trust (established pursuant to Section 6 hereof), and (ii) collect, sell, exchange or otherwise dispose of such remaining property and assets in one or more transactions upon such terms and conditions as the board of directors, in its absolute discretion, deems expedient and in the best interests of the Company and its shareholders, without any further vote or action by the Company’s shareholders. The Company’s assets and properties may be sold in one transaction or in several transactions to one or more buyers. The Company shall not be required to obtain appraisals or other third-party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

c. Payment Obligations. The Company shall, as determined by the board of directors, (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, and (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party. Such claims shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets of the Company. If there are insufficient assets of the Company, such claims and obligations of the Company shall be paid or provided for in accordance with their priority and, among claims of equal priority, ratably to the extent of assets of the Company legally available therefor. If and to the extent deemed necessary, appropriate or desirable by the board of directors or the Trustees (as defined in Section 6 below), in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy such claims and obligations against the Company, including, without limitation, tax obligations, and all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.

d. Distributions to Shareholders. Any assets of the Company remaining after the payment of claims or the provision for payment of claims and obligations of the Company as provided in subsection (b) above, shall be distributed by the Company pro-rata to its shareholders. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the board of directors or the Trustees, in their absolute discretion, may determine.

      5.     Cancellation of Common Stock. The distributions to shareholders pursuant to Sections 4 and 8 (the “Liquidating Distribution”) shall be in complete redemption and cancellation of all of the outstanding shares of Common Stock. As a condition to receipt of the Liquidating Distribution, the board of directors or the Trustees, in their absolute discretion, may require the shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon, or (ii) furnish the Company with evidence satisfactory to the board of directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the board of directors or the Trustees. The board of directors, in its absolute discretion, may direct that the Company’s stock transfer books be closed and recording of transfers of Common Stock discontinued as of (x) the close of business on the record date fixed by the board of directors for the first or any subsequent installment of any Liquidating Distribution (the “Record Date”), (y) the close of business on the date on which the remaining assets of the Company are transferred to the Trust, or (z) the date on which the Company files its Articles of Dissolution under the WBCA, and thereafter certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

      6.     Liquidating Trust. If deemed necessary, appropriate or desirable by the board of directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the shareholders in accordance with the provisions hereof, as a final Liquidating Distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of its shareholders (the “Trustees”) under a liquidating trust (the “Trust”), any assets of the Company, including cash, intended for distribution to creditors and shareholders not disposed of at the time of dissolution of the Company, including the Contingency Reserve. The board of directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the shareholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the claims and obligations of the Company as provided in Section 4(b) hereof including, without limitation, any unsatisfied claims and unknown or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the shareholders for the purposes of Section 4(c) of this Plan. Any such conveyance to the

Trustees shall be treated for federal and state income tax purposes as if the Company made such distribution to the shareholders and the assets conveyed shall be held in trust for the shareholders of the Company. The Company, subject to this Section 6 and as authorized by the board of directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the board of directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of the Plan of Dissolution by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the shareholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

      7.     Abandoned Property. If any Liquidating Distribution to a shareholder cannot be made, whether because the shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, then the distribution to which such shareholder is entitled (unless transferred to the Trust established pursuant to Section 6) shall be transferred, at such time as the final Liquidating Distribution is made by the Company, to the extent permitted by law, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such shareholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

      8.     Final Liquidating Distribution. Whether or not a Trust shall have been previously established pursuant to Section 6, if it should not be feasible for the Company to make the final Liquidating Distribution to its shareholders of all assets and all properties of the Company prior to the third anniversary of the filing of its Articles of Dissolution, then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6. Not more than three years from the date of its creation, the liquidating trust shall make a final distribution of any remaining assets to the holders of the beneficial interests of the trust. Any such distribution shall be only in the form of cash.

      9.     Shareholder Consent to Sale of Assets. Approval of the proposed dissolution and adoption of the Plan of Dissolution by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the shareholders of the Company of the dissolution of the Company and the sale, exchange or other disposition in liquidation of all of the property and assets of the Company pursuant to the terms hereof, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of the Plan of Dissolution.

      10.     Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the board of directors, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of the Plan of Dissolution. Adoption of the Plan of Dissolution shall constitute approval of such payments by the shareholders of the Company.

      11.     Employees and Consultants. In connection with effecting the dissolution of the Company and for the purpose of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the board of directors, hire or retain such employees and consultants as the board of directors deems necessary or desirable to supervise the dissolution. The Company may, in the absolute discretion of the board of directors, but subject to applicable legal and regulatory requirements, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, or otherwise necessary retain the services of any of them, in connection with the implementation of the Plan of Dissolution.

      12.     Indemnification. The Company shall continue to indemnify its officers, directors, employees and agents to the maximum extent permitted in accordance with applicable law, its articles of incorporation and bylaws and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Company and shall indemnify the Trustees and its agents on similar terms. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The board of directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, agents and Trustees to the extent permitted by law and as may be necessary or appropriate to cover the Company’s obligations hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.

      13.     Modification or Abandonment of Plan. Notwithstanding authorization or consent to the Plan of Dissolution and the transactions contemplated hereby by the Company’s shareholders, the board of directors may modify, amend or abandon the Plan of Dissolution and the transactions contemplated hereby without further action by the shareholders to the extent permitted by the WBCA.

      14.     Power of Board of Directors and Officers. The board of directors is hereby authorized, without further action by the Company’s shareholders, to do and perform or cause the officers of the Company, subject to approval of the board of directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the board of directors, to implement the Plan of Dissolution and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or Federal law or regulation to wind up its affairs.

      I, Robert C. Bateman, Chief Financial Officer of Applied Microsystems Corporation, certify that the substance of the foregoing Plan of Complete Liquidation and Dissolution was duly adopted by unanimous written consent of the board of directors of the Company dated March 10, 2003. Executed this 10th day of March, 2003.

/s/ ROBERT C. BATEMAN

Robert C. Bateman

-i-

-ii-

PROXY

APPLIED MICROSYSTEMS CORPORATION

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert C. Bateman as proxy with full power of substitution to vote and act on and consent in respect to any and all shares of the stock of Applied Microsystems Corporation held or owned by or standing in the name of the undersigned on the company's books on March 21, 2003 at the special meeting of Shareholders of the company to be held at the offices of the company's legal counsel, Gray Cary Ware & Freidenrich LLP, at 701 Fifth Avenue, Suite 7000, Seattle, WA 98104 at 10:00 a.m. local time on April 30, 2003, and any continuation or adjournment thereof, with all power the undersigned would possess if personally present at the meeting.

THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSAL LISTED IN THE PARAGRAPH ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

The undersigned hereby further confers upon said proxies, and each of them, or their substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

The undersigned hereby acknowledges receipt of: (1) Notice of special meeting of Shareholders of the company, and (2) accompanying Proxy Statement.

(Continued and to be signed on reverse side)

▲ Detach here from proxy voting card. ▲

PLEASE MARK VOTE AS IN THIS EXAMPLE

	FOR	AGAINST	ABSTAIN
To adopt and approve the Plan of Complete Liquidation and Dissolution of Applied Microsystems Corporation on the terms and conditions described in the proxy statement and set forth in Annex A to the proxy statement.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors of Applied Microsystems Corporation. Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.

Signature __________________ Signature __________________ Date ________

NOTE: Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.

▲ Detach here from proxy voting card ▲